Exhibit 99.1
GeneDx Reports First Quarter 2023 Financial Results and Business Highlights

Generated $40.7 million in first quarter 2023 pro forma revenue from continuing operations, representing a 7% increase year over year

Revenue included $22.4 million in whole exome testing, representing a 22% increase year over year

Ongoing cost mitigation in first quarter delivered 31% cash burn improvement year-over-year

Company reaffirms pro forma full year 2023 guidance

GeneDx to host conference call today at 4:30 p.m. ET

STAMFORD, Conn., May 9, 2023 — GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic and clinical insights, today reported its financial results for the first quarter of 2023.

“Our distinct strength in delivering genomic interpretation continues to play a growing role in the diagnosis of rare diseases, and we’re on our way to establishing a new standard of care. We served a record number of patients this quarter with strong and accelerating whole exome test growth, as well as other tests that play a critically important role in diagnosing children across a broad range of rare but collectively common conditions. As we continue to strengthen our commercial footprint and increase awareness about higher diagnostic yields available with our exome and genome tests, we are encouraged by increased adoption among non-genetic specialists who ordered their first GeneDx exome test in the first quarter,” said Katherine Stueland, President and Chief Executive Officer of GeneDx. “Our efforts are amplified by guidelines from physician groups and updated payer coverage policies in support of our intent to drive a shift towards whole exome and genome sequencing, ultimately driving better patient care while delivering revenue growth and margin expansion going forward.”

GeneDx Pro Forma First Quarter Financial Results from Continuing Operations1

Pro forma results from continuing operations for GeneDx reported today include the combination of Legacy GeneDx and only the data and information business of Legacy Sema4, and assume Legacy GeneDx was owned for the entirety of 2022. Continuing operations exclude revenues and costs from the now discontinued Legacy Sema4 diagnostics testing business.

•Revenue: Pro forma revenue from continuing operations for the first quarter of 2023 was $40.7 million, compared to $38.0 million in the first quarter of 2022, representing an increase of 7% year-over-year. Revenues from whole exome and genome tests were $22.4 million compared to $18.4 million in the first quarter of 2022, representing an increase of 22% year-over-year.
•Test Volume: Total tests resulted in the first quarter of 2023 were nearly 53,000, compared to over 41,000 for the first quarter of 2022. Total whole exome and whole genome tests resulted were approximately 8,700, an increase of 18% compared to the first quarter of 2022.
•Gross Margin: Pro forma adjusted gross margin from continuing operations in the first quarter of 2023 was 34%.

Total Company First Quarter Financial Results Including Now Discontinued Legacy Sema4 Diagnostic Testing Business1

Total Company results reported today for the first quarter of 2023 include the combination of continuing operations and the now discontinued Legacy Sema4 diagnostic testing business. All comparable 2022 information presented below excludes any Legacy GeneDx revenues and associated costs due to the timing of the acquisition of GeneDx which closed in the second quarter of 2022.

•Total Company Cash Position: Total cash and cash equivalents and restricted cash were $214.0 million as of March 31, 2023. Total Company burn for the first quarter of 2023 was $58.8 million, an improvement of 31% year-over-year.
•Net Loss1: Total Company net loss for the first quarter of 2023 was ($60.4) million. Total Company adjusted net loss for the first quarter of 2023 was ($48.9) million2 compared to adjusted net loss of ($62.4) million for the first quarter of 2022, an improvement of 23% year-over-year.
•Revenue1: Total Company revenue for the first quarter of 2023 was $43.1 million, compared to $53.9 million in the first quarter of 2022.
•Gross Margin1: Total Company gross margin for the first quarter of 2023 was 35%, with an adjusted gross margin of 33%2 in the quarter.

Recent Business Highlights

Financial & Corporate Growth
•Closed the underwritten public offering and concurrent registered direct offering for total gross proceeds of approximately $150 million
•Appointed Devin K. Schaffer, J.D., M.B.A., as General Counsel

Commercial Updates
•Presented or collaborated with researchers to showcase new data in 10 posters and presentations at the American College of Medical Genetics (ACMG) Annual Clinical Genetics Meeting
•Presented data demonstrating the diagnostic advantages of exome sequencing compared with chromosomal microarray (CMA)
•Exome sequencing had a copy number variant (CNV) detection rate of 93.4%, factoring in that some CMA-reported CNVs were detected by exome sequencing but not reported due to lack of phenotypic fit.
•Additionally, for CMA negative cases, exome sequencing found a CNV in 1.3% of these cases, mostly due to limitations in CMA probe coverage.
•Collaborated in the presentation of initial data and analysis from the GUARDIAN study presented at the ACMG Annual Clinical Genetics Meeting showing whole genome sequencing identified rare genetic conditions not otherwise part of standard newborn screening.
•Of the 1,000 newborns enrolled to date, true positive screening outcomes were present in 2.6% of newborns. This included 15 confirmed cases with G6PD deficiency, a genetic disorder not integrated with standard newborn screening.
•In a retrospective analysis performed by GeneDx, of almost 25,000 individuals with positive exome or genome sequencing, more than 20% of individuals could have identified their genetic disease on average, 7 to 11 years sooner had they received genome sequencing at birth.
•Initiated outreach to physicians highlighting recent policy updates from UnitedHealthcare® and Cigna® providing both whole exome sequencing and whole genome sequencing coverage under their commercial plans to diagnose complex diseases and guide personalized medical treatment plans
•Signed agreements with five biopharmaceutical companies focused on rare diseases or neurological disorders to deliver insightful and actionable information based on GeneDx dataset

•Launched buccal swab, or cheek swab, for whole genome sequencing of biological parents to aid in disease diagnosis
GeneDx Pro Forma Full Year 2023 Guidance

GeneDx is reiterating its previously issued full year 2023 guidance. The continuing operations of GeneDx, excluding revenues and direct costs from the now discontinued Legacy Sema4 diagnostic testing business, are expected to:

•Generate revenues between $205 to $220 million for full year 2023;
•Expand gross margin profile in 2023 and beyond;
•Use $95 to $110 million of net cash in 2023 for continuing operations. Inclusive of servicing obligations of the exited business activities, the Company’s cash burn in 2023 is expected to be in the range of $130 to $145 million; and
•Turn profitable in 2025.

1 The pro forma unadjusted and adjusted results from continuing operations for the first quarter of 2023 and the comparable results for for the first quarter of 2022 are presented on a pro forma basis assuming Legacy GeneDx and the Company were combined for the entirety of 2022 and exclude the revenues and costs from the now discontinued Legacy Sema4 diagnostic testing business, and include the combination of the Legacy GeneDx diagnostic business revenues and costs with the data and information revenues and associated costs derived from the Legacy Sema4 business. Actual total Company results include the results of the Legacy GeneDx business only from the date of the Company’s acquisition of Legacy GeneDx on April 29, 2022, the purchase accounting associated with the acquisition of Legacy GeneDx, and also include the financial impacts of exited Legacy Sema4 business activities for the full quarter.

2 Adjusted gross margin and adjusted net loss are non-GAAP financial measures. See appendix for a reconciliation of GAAP to Non-GAAP figures presented.

Webcast and Conference Call Details
GeneDx will host a conference call today, May 9, 2023, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2023 reported revenue guidance, our expectations regarding our gross margin profile in 2023 and beyond, our use of cash for continuing operations and our cash burn in 2023 and our turning profitable in 2025, our expectations for our growth and future investment in our business, our expectations regarding our plans to pursue new strategic direction, improve our operational efficiency and reduce our cash burn and our ability to scale to profitability, the associated cost savings of our business exits and impact on our gross margins. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) our ability to pursue our new strategic direction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2023, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

About GeneDx
GeneDx (Nasdaq: WGS) delivers personalized and actionable health insights to inform diagnosis, direct treatment and improve drug discovery. The company is uniquely positioned to accelerate the use of genomic and large-scale clinical information to enable precision medicine as the standard of care. GeneDx is at the forefront of transforming healthcare through its industry-leading exome and genome testing and interpretation, fueled by one of the world’s largest rare disease data sets. For more information, please visit genedx.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.

Investor Relations Contact:
Tricia Truehart
Investors@GeneDx.com

Media Contact:
Maurissa Messier
Press@GeneDx.com

Pro forma select volume and revenue from Continuing Operations in the table below assumes Legacy GeneDx was owned for the entirety of the applicable quarter(s) and are calculated based on the construct of our continuing operations inclusive of Legacy GeneDx combined with data revenues and associated costs from Legacy Sema4. Pro forma select metrics are presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the GeneDx acquisition been completed on such dates or that may occur in the future.

Pro Forma Select GeneDx Volume & Revenue from Continuing Operations

	1Q22	2Q22	3Q22	4Q22	1Q23
Volumes
Whole Exome, Whole Genome	7,397	7,579	7,722	7,862	8,705
Exome based Panels	2,630	3,141	2,983	3,013	3,136
Hereditary Cancer	6,429	7,391	5,445	6,069	7,120
Other individual gene tests and multi-gene disease panels	24,610	27,446	28,764	31,891	33,817
Total	41,066	45,557	44,914	48,835	52,778

Revenue
Whole Exome, Whole Genome	$18.4	$21.1	$24.0	$23.3	$22.4
Exome based Panels	$2.4	$2.4	$2.3	$2.0	$2.0
Hereditary Cancer	$2.8	$3.8	$3.5	$4.4	$4.3
Other individual gene tests and multi-gene disease panels	$12.8	$10.5	$15.6	$14.3	$10.6
Data Information	$1.6	$2.3	$1.8	$1.9	$1.3
Total	$38.0	$40.1	$47.2	$45.8	$40.7

Unaudited Pro forma select financial information assume Legacy GeneDx was owned for the entirety of the quarter and is calculated based on the construct of our continuing operations inclusive of Legacy GeneDx combined with data revenues and associated costs from Legacy Sema4. Unaudited Pro forma select financial information is presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the Legacy GeneDx acquisition been completed on such dates or that may occur in the future.

UNAUDITED PRO FORMA SELECT FINANCIAL INFORMATION
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(in thousands)

	GeneDx Continuing Operations	Legacy Sema4 Discontinued Business	Combined Company
Revenue	40,693	2,446	43,139
Adjusted Cost of Services	26,826	2,080	28,906
Adjusted Gross Margin	13,867	366	14,233
Adjusted Gross Margin %	34.1%	14.9%	33.0%

Total Company results below for the first quarter of 2023 include the combination of continuing operations and the now discontinued Legacy Sema4 diagnostic testing business.
GeneDx Holdings Corp.
Reconciliation of Revenue to Adjusted Gross Margin & Adjusted Operating Loss
(unaudited, in thousands)

Three Months Ended March 31,
2023

Revenue
Diagnostic test revenue	41,850
Other Revenue	1,289
Total Revenue	43,139
Cost of Service	27,903
Gross (Loss) Profit	15,236
Gross Margin	35.3%

Depreciation and Amortization	589
Stock-based compensation	(1,666)
Restructuring costs	74
Adjusted Gross (Loss) Profit	14,233
Adjusted Gross Margin	33%

Research & Development	14,592
Depreciation and Amortization	852
Stock-based compensation	943
Restructuring costs	91
Adjusted Research & Development	12,706

Selling & Marketing	13,452
Depreciation and Amortization	1,226
Stock-based compensation	63
Restructuring costs	142
Adjusted Selling & Marketing	12,022

General & Administrative & Related Party Expense	45,436
Depreciation and Amortization	5,968
Stock-based compensation	709
Restructuring costs	395
Adjusted General & Administrative & Related Party	38,364

Total Adjusted Operating Expenses	63,092

Impairment Loss	2,120

Loss from Operations	(60,364)
Depreciation and Amortization	8,636
Stock-based compensation	48
Restructuring costs	702
Impairment Loss	2,120
Adjusted loss from operations	(48,858)

The financial statements that follow represents our preliminary unaudited consolidated financial statements for the quarter ended March 31, 2023 and year ended December 31, 2022, subject to change, which have been prepared in accordance with U.S. GAAP. Results include the combination of Legacy GeneDx and Legacy Sema4 with the activities of Legacy GeneDx only from the April 29, 2022 acquisition date.

GeneDx Holdings Corp.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2023 (unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$201,895	$123,933
Restricted cash	12,144	13,470
Accounts receivable, net	32,911	42,634
Due from related parties	636	708
Inventory, net	12,334	13,665
Prepaid expenses and other current assets	12,428	18,212
Total current assets	$272,348	$212,622
Operating lease right-of-use assets	49,508	51,527
Property and equipment, net	33,235	32,758
Intangible assets, net	183,144	186,650
Long-term restricted cash	900	900
Other assets	6,160	6,485
Total assets	$545,295	$490,942
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	69,889	84,878
Due to related parties	4,315	3,593
Short-term lease liabilities	5,199	6,121
Other current liabilities	39,629	49,705
Total current liabilities	119,032	144,297
Long-term debt, net of current portion	6,250	6,250
Long-term lease liabilities	63,883	60,013
Other liabilities	2,510	2,659
Deferred taxes	22,111	22,000
Warrant liability	440	418
Earn-out contingent liability	2,600	1,600
Total liabilities	$216,826	$237,237

Commitments and contingencies

Stockholders’ Equity:
Preferred Stock, $0.0001 par value: 1,000,000 and 1,000,000 shares authorized at March 31, 2023 and December 31, 2022, respectively; 0 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	—	—
Class A common stock, $0.0001 par value: 1,000,000,000 and 1,000,000,000 shares authorized at March 31, 2023 and December 31, 2022, respectively, 24,193,436 and 11,773,065 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	2	1
Additional paid-in capital	1,513,877	1,378,125
Accumulated deficit	(1,185,410)	(1,124,421)
Total stockholders’ equity	$328,469	$253,705
Total liabilities and stockholders’ equity	$545,295	$490,942

GeneDx Holdings Corp.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)

	Three months ended March 31,
	2023	2022
Revenue
Diagnostic test revenue	$41,850	$52,495
Other revenue	1,289	1,446
Total revenue	43,139	53,941
Cost of services	27,903	48,316
Gross profit	15,236	5,625
Research and development	14,592	21,315
Selling and marketing	13,452	25,629
General and administrative	43,689	46,702
Related party expenses	1,747	1,284
Impairment loss	2,120	—
Loss from operations	(60,364)	(89,305)
Other income (expense):
Change in fair market value of warrant and earn-out contingent liabilities	(3,453)	13,190
Interest income	732	27
Interest expense	(767)	(808)
Other income, net	2,716	—
Total other (expense) income, net	(772)	12,409
Loss before income taxes	(61,136)	(76,896)
Income tax benefit	147	—
Net loss and comprehensive loss	$(60,989)	$(76,896)

Weighted average shares outstanding of Class A common stock	20,061,945	7,405,114
Basic and diluted net loss per share, Class A common stock	$(3.04)	$(10.38)

GeneDx Holdings Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2023	2022
Operating activities
Net loss	$(60,989)	$(76,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	8,636	5,803
Impairment loss	2,120	—
Gain on debt forgiveness	(2,750)	—
Stock-based compensation expense	48	17,559
Change in fair value of warrant and contingent liabilities	3,453	(13,190)
Provision for excess and obsolete inventory	—	43
Non-cash lease expense	146	167
Deferred tax benefit	(147)	—
Amortization of debt issuance costs	128	128
Change in operating assets and liabilities:
Accounts receivable	9,723	(11,132)
Inventory	1,331	(2,904)
Prepaid expenses and other current assets	4,232	1,596
Due to/from related parties	793	543
Other assets	(55)	(151)
Accounts payable and accrued expenses	(14,470)	3,932
Contract liabilities	—	(408)
Other current liabilities	(7,759)	(6,584)
Net cash used in operating activities	(55,560)	(81,494)

Investing activities
Purchases of property and equipment	—	(1,378)
Development of internal-use software assets	(462)	(2,535)
Net cash used in investing activities	(462)	(3,913)

Financing activities
Proceeds from underwritten public offering, net of issuance costs	135,439	—
Long-term debt principal payment	(2,000)	—
Finance lease payoff	(438)	—
Finance lease principal payments	(609)	(862)
Exercise of stock options	266	702
Net cash provided by financing activities	132,658	(160)

Net (decrease) increase in cash, cash equivalents and restricted cash	76,636	(85,567)
Cash, cash equivalents and restricted cash, at beginning of year	138,303	401,469
Cash, cash equivalents and restricted cash, at end of year	$214,939	$315,902